Exhibit 10.1

CONSULTING AGREEMENT

THIS CONSULTING AGREEMENT (this “Agreement”) is made on April 27, 2026 and entered into and effective as of May 1, 2026 (the “Effective Date”), by and between Craig Christensen, an individual (“Consultant”), and LiveXLive, Corp., a Delaware corporation (the “Company”).

In consideration of the mutual promises and agreements contained herein, the parties hereto hereby agree as stated below.

1. Consulting Services. During the Term (as defined below), Consultant agrees to and shall provide the consulting services as set forth on Exhibit A attached hereto and shall not be an employee of the Company or any other Affiliate of the Company. Consultant shall report directly to Robert S. Ellin, the Chief Executive Officer and Chairman of LiveOne, Inc., a Delaware corporation and parent of the Company (“LiveOne” and collectively with the Company and all of their Affiliated companies the “Company Group”), and such other persons as the Company shall designate and as set forth on Exhibit A attached hereto. As part of his services, Consultant shall provide the same services to LiveOne and other members of the Company Group. During the Term, Consultant shall perform all duties reasonably required of Consultant in furtherance of his position as it relates to the Company’s business and the business of all of the Company Group.

Subject to Consultant’s appointment thereto, and without additional compensation, Consultant shall hold such other or additional titles and serve, during the Term, in such other or additional capacities to which he may be appointed from time to time in the Company Group, with Consultant’s mutual reasonable agreement and provided such titles and additional capacities are consistent with Consultant’s above-stated position and duties. Consultant shall diligently and in good faith devote his energy and skill to the promotion and furtherance of Company Group’s business interests and to the performance of his duties under this Agreement (collectively, the “Consulting Services”). Consultant shall devote an amount of time that is reasonably required to render the Consulting Services during the Term. All duties assigned to Consultant hereunder shall be consistent with the scope and dignity of his position. Consultant shall not be required to provide services that are materially inconsistent with or outside the scope of an Interim Chief Financial Officer role without Consultant’s prior written consent (email shall suffice). Any material expansion of responsibilities or service to entities outside the Company Group or beyond those contemplated as of the Effective Date shall be subject to mutual written agreement (email shall suffice), including any appropriate adjustment to compensation.

The Company, LiveOne, PodcastOne and their respective Affiliates shall be permitted in their public releases, announcements, presentations, filings with the U.S. Securities and Exchange Commission (the “SEC”) and other filings with and materials made available to other organizations, to use Consultant’s name, title, biography, experience and state that Consultant is an Interim Chief Financial Officer of the Company, PodcastOne and/or their respective subsidiaries.

2. Compensation and Expenses. In consideration of the Consulting Services and duties to be performed by Consultant under this Agreement, Consultant shall receive the following during the Term (as defined below):

2.1 Cash Consulting Fees. Consultant shall receive compensation at a rate of six thousand two hundred fifty dollars (USD $6,250.00) per week during the Term, payable in no less frequently than bi-weekly installments by electronic funds transfer (ACH or wire transfer) to an account designated by Consultant. The first payment, in the amount of $12,500, shall be made on the Effective Date as an advance for the initial two-week period of services. Thereafter, payments shall be made every two (2) weeks, with each payment equal to $12,500 and covering the next two-week period of services following the period covered by the prior payment.

The Company shall process and make all payments automatically in accordance with the foregoing schedule, and no invoices shall be required from Consultant as a condition to payment. For the avoidance of doubt and for purposes of this Agreement, each seven (7) calendar day period commencing on the Effective Date shall be considered a “week” during the Term, not to exceed the total number of weeks or months constituting the Term.

For the avoidance of doubt, Consultant shall continue to receive the full weekly Cash Consulting Fees during any Approved Time Off (as defined in Section 2.2) during the Term, and such time shall be treated as time during which services are deemed to be performed for purposes of this Agreement. The parties acknowledge that the Cash Consulting Fees are not subject to an increase or reduction based on hours worked in any given week.

2.2 Shares Grant. Subject to the full execution of the RSA (as defined below) by LiveOne and Consultant and this Section 2.2 and Section 5, during the Term the Company shall cause LiveOne to grant (the “Grant”) to Consultant an aggregate of: (i) ten thousand (10,000) shares (the “Initial Shares”) of LiveOne’s restricted common stock, $0.001 par value per share (the “Common Stock”), upon the filing by LiveOne with the SEC of its Annual Report on Form 10-K for the year ending March 31, 2026 as reviewed and approved by LiveOne’s auditors and outside legal counsel (the “2026 Annual Report”), and (ii) five thousand (5,000) shares of Common Stock (the “Additional Shares” and together with the Initial Shares, the “Shares”) upon the filing by LiveOne of its Quarterly Report on Form 10-Q for the quarter ending June 30, 2026 as reviewed and approved by LiveOne’s auditors and outside legal counsel (the “2026 Quarterly Report”). For the avoidance of doubt, subject to this Section 2.2 and Section 5, the respective Shares shall be deemed fully vested (x) upon the filing by LiveOne with the SEC of the 2026 Annual Report and the 2026 Quarterly Report, as applicable, and (y) subject to Section 5 of this Agreement, provided Consultant remains in Continuous Service (as defined below) through the filing date of such applicable report (such filing date, a “Vesting Date”). Notwithstanding such vesting schedule, if Consultant’s Continuous Service terminates for any reason at any time before all of the applicable Shares have vested, any unvested Shares shall be deemed forfeited and void. The Grant will be evidenced by and subject to the terms and conditions of the Notice of Grant and Restricted Stock Agreement, in the form attached hereto as Exhibit B, to be entered into by Consultant with LiveOne (the “RSA”) concurrently and as a condition of this Agreement. Subject to Section 5, any vested Shares shall be issued by LiveOne upon such shares vesting by book entry to Consultant after the applicable Vesting Date. All share amounts contained in this Agreement are subject to proportionate adjustment for stock splits, stock combinations and other similar recapitalizations applicable to LiveOne.

“Continuous Service” means Consultant’s service with LiveOne and PodcastOne, whether as an employee or consultant as the Interim Chief Financial Officer or full-time Chief Financial Officer of LiveOne and/or PodcastOne, that is not interrupted or terminated at any time from the Effective Date until the applicable Vesting Date, and provided that Consultant is in good standing with the Company through, and this Agreement is in effect on, such Vesting Date. Continuous Service shall not be deemed interrupted except upon a bona fide termination of Consultant’s engagement. Any determination regarding interruption of Continuous Service shall be made in good faith and not unreasonably. In the event Consultant’s services are terminated by the Company without Cause, Consultant shall be deemed to remain in Continuous Service for purposes of any Shares scheduled to vest, if any, during the period of thirty-five (35) calendar days following the date of the notice of such termination. In the event Consultant’s services are terminated by the Company with Cause, Consultant shall not be entitled to receive any unvested Share and no unvested Shares as of the date of the notice of termination for Cause shall vest.

For the avoidance of doubt, “Continuous Service” shall not be deemed interrupted by any pre-approved vacation, personal leave, or temporary absence from services. Without limiting the foregoing, the parties acknowledge and agree that Consultant shall be permitted to be substantially unavailable for services during the Term on May 28–29, 2026 and July 6–15, 2026 provided that Consultant remains partially available and checks in with the CEO and LiveOne’s finance team as reasonably necessary (the “Approved Time Off”), and such Approved Time Off during the Term shall not constitute a termination or interruption of Continuous Service, shall not be deemed a failure to perform services, and shall not adversely affect Consultant’s entitlement to compensation or vesting of any Shares under this Agreement. During any Approved Time Off during the Term, Consultant shall be deemed to be in good standing and to have satisfied any service-based conditions under this Agreement.

“Affiliate” means a corporation or other entity that, directly or through one or more intermediaries, controls, is controlled by or is under common control with, the Company.

2.3 Expenses. Any reasonably necessary out-of-pocket expenses incurred by Consultant directly in connection with the services to be provided hereunder shall be reimbursed by the Company subject to receipt by the Company of appropriate detailed supporting expense documentation and receipts. Any expense amount in excess of $100, individually or in aggregate per day, shall require prior written approval (email shall suffice) by the Company’s Chief Executive Officer consistent with approval for the Company’s other senior executives.

2.4 Office. The Consultant’s principal place of business will be in Los Angeles, California, though Consultant will be permitted to work remotely during the Term, except as otherwise reasonably required by the Company, and Consultant may be required to travel to other offices of LiveOne and/or PodcastOne as the Company Group shall maintain, from time to time as required to perform his services hereunder or as reasonably required by the Company, at the Company’s expense (economy travel and accommodations) and in accordance with the generally applicable policies and procedures of the Company, subject to presentation of reasonably detailed expense statements or vouchers and such other information as the Company may reasonably require.

3. Transition to CFO. The parties acknowledge that, within approximately ninety (90) days after the Effective Date, they shall engage in good faith discussions regarding the potential transition of Consultant to a full-time, permanent Chief Financial Officer position with the Company and the Company Group. Any such transition, if agreed upon by the parties, shall be memorialized in a separate written agreement setting forth the terms of Consultant’s employment, including cash compensation, benefits and equity compensation, all of which shall be subject to negotiation and mutual agreement of the parties at that time. Nothing in this Section shall be construed to obligate either party to consummate such a transition or to agree to any particular terms in connection therewith.

4. Status. Neither this Agreement, nor any transaction under or relating to this Agreement, shall be deemed to create any employment, agency, partnership or joint venture relationship between the parties hereto. Consultant shall not be an employee of the Company. Consultant is and shall be an independent contractor. Consultant shall have the power and authority to execute agreements on behalf of the Company Group, and Consultant shall be authorized to bind the Company Group with customary Chief Financial Officer authority and responsibilities. The Company shall include Consultant as an insured person under LiveOne’s directors’ and officers’ liability insurance policy (“D&O Insurance”) on terms no less favorable than those applicable to the Company’s executive officers and directors. Such coverage shall be effective as of the Effective Date and shall remain in effect for the duration of the Term. The Company shall cause LiveOne to maintain such D&O Insurance with reputable carriers and commercially reasonable coverage limits consistent with LiveOne’s past practice and the size and resources of LiveOne. In addition, the Company shall cause LiveOne to use its commercially reasonable efforts to ensure that Consultant is covered under any “tail” or extended reporting period coverage maintained by the Company for a period of not less than three (3) years following termination of Consultant’s services with respect to acts or omissions occurring during the Term. The Company shall not make social security, worker’s compensation or unemployment insurance payments on behalf of Consultant.

5. Term and Termination. This Agreement shall become effective on the Effective Date and shall continue in full force and effect on a month-to-month basis unless terminated earlier by either party pursuant to the terms hereof (the “Term”). The Term may be terminated (i) by the Company with Cause by giving written notice thereof (email shall suffice) to Consultant at least two (2) business days before the termination is to be effective, or (ii) by the Company or by Consultant for any reason or no reason, by giving written notice thereof (email shall suffice) to the other party at least thirty-five (35) calendar days before the termination is to be effective. “Cause” shall be defined as (a) Consultant’s conviction of a felony; (b) Consultant’s material violation of any of its representations or warranties contained herein; (c) Consultant’s engaging in any embezzlement, fraud, misappropriation of funds or a reasonable determination of the Company that Consultant engaged in the act of sexual harassment, illegal activity or any activity that (x) results in any violation of federal securities laws or (y) results or could result, as determined by the Company in its sole and absolute discretion, in any material damage to the Company’s and/or Company’s Group’s business, financial condition or business reputation; (d) any act or omission that constitutes a material breach or violation by Consultant of any of its or Consultant’s obligations, agreements or covenants under this Agreement; (e) willful and continued failure or refusal of Consultant to satisfactorily perform the services reasonably required of him as a consultant of the Company, which failure or refusal for more than three (3) days after notice given to Consultant, such notice to set forth in reasonable detail the nature of such failure or refusal; or (f) Consultant’s material breach of a written standard, policy or procedure of the Company Group or the laws, rules or regulations of any governmental or regulatory body or agency applicable to the Company Group. Notwithstanding the foregoing, with respect to clauses (b), (d), (e) and (f), Consultant shall be provided with written notice describing the alleged breach in reasonable detail and shall have a period of five (5) business days to cure such breach, if curable, prior to any termination for Cause becoming effective. For purposes of this Agreement, “Cause” shall be determined in good faith and based on objective, material standards, and shall not be based on immaterial, inadvertent, or good faith errors in judgment. Notwithstanding anything to the contrary in this Agreement, upon termination by the Company of this Agreement for Cause, Consultant shall forfeit any unvested Shares. For the avoidance of doubt, any Shares that are vested as of the date of termination shall remain the property of Consultant, except in the event of termination for Cause arising from fraud or willful misconduct. Sections 6 through 11 (inclusive) of this Agreement shall survive the termination of this Agreement. In the event the Company terminates this Agreement without Cause, Consultant shall be entitled to payment of all accrued but unpaid cash fees pursuant to Section 2.1 through the effective termination date.

6. Proprietary Rights. Consultant acknowledges and agrees that Consultant has no right to or interest in the work, product, documents, reports or other materials created by Consultant specifically in connection with any services performed hereunder, nor any right to or interest in any copyright therein. Company shall be deemed sole and exclusive owner of all rights, title and interest in the work product, deliverables (tangible or intangible), and other results and proceeds of Consultant’s services to the Company, including all intellectual property rights (collectively, the “Materials”). In the event that it should be determined that any elements or components of the Materials are not deemed to be a work for hire, or that Consultant is deemed to retain any rights in the Materials by operation of law, Consultant will and hereby does assign, convey and transfer to Company (or its licensor, where applicable) all rights that Consultant possesses or may possess in the Materials. Consultant also hereby waives any rights of paternity, attribution, integrity and other similarly afforded moral rights he may have in the Materials to the extent such rights may not be assigned under any applicable laws. At Company’s direction and expense, Consultant will take such steps, and execute and deliver such documents, as Company deems reasonably necessary to enable Company (or its licensor, where applicable) to perfect and record its rights in the Materials. In addition, Consultant hereby irrevocably appoints Company as Consultant’s attorney-in-fact for the purpose of executing any assignments of rights regarding the Materials. This Section 6 shall apply to the Materials from the moment of creation, development and/or performance by Consultant notwithstanding the fact that Company may not have yet approved the Materials and/or any dispute over payment between the parties.

Consultant further acknowledges and agrees that (i) any email account issued to Consultant by Company and/or any of its affiliates should be used for all services to be provided by Consultant to Company and/or any Company related work, (ii) unless otherwise permitted (email shall suffice) non-Company emails should not be used to perform any services to be provided by me to Company and/or any Company related work, (iii) the email account issued to Consultant by Company and/or any of its affiliates is deemed the exclusive property of the Company and is to be used by Consultant solely for the purpose of performing any services to be provided under this Agreement, and (iv) documents related to any services provided by Consultant to Company and/or any Company related work should be organized and saved in the official Company database, as designated by the Company. Furthermore, by signing this Agreement, Consultant agrees and consents to Company accessing the email account issued to Consultant by Company and/or any of its affiliates and disclosing any information obtained therein to any third party whenever Company finds it necessary to protect its interests in connection with: (i) preventing acts of libel through email; (ii) protecting Confidential Information and Company’s and/or its affiliates’ other business secrets; (iii) preventing infringement of Company’s and/or its affiliates’ intellectual property rights; (iv) preventing the illegal use of email; (v) the use of emails as evidence in legal proceedings; and (vi) any other reason that Company deems necessary to protect Company’s and/or its affiliates’ interests.

7. Taxes. Consultant acknowledges that no federal or state withholding taxes, FICA, SDI or other payroll taxes or deductions are made with respect to any compensation paid to Consultant pursuant to this Agreement. Consultant is responsible for all such taxes and agrees to report for federal and state income and any other tax purposes all such compensation, and to pay all taxes due thereon. Consultant further agrees to indemnify, defend and hold Company harmless in the event that any claims are made by any taxing authority, by reason of Consultant’s failure to properly pay any and all taxes which are due in relation to the services provided by Consultant to the Company pursuant to this Agreement. Notwithstanding the foregoing, Consultant shall not be responsible for any taxes, penalties, or liabilities arising from any recharacterization by the Company of Consultant’s status as an independent contractor to employee to the extent resulting from the Company’s direction or control over Consultant’s activities as required by applicable law, except for any personal taxes, or liabilities that would be applicable to Consultant in the event Consultant is required to be characterized as an employee of the Company.

8. Confidentiality.

8.1. Confidential Information Defined. The Company may disclose to Consultant non-public information to further the performance of this Agreement. “Confidential Information” means all information (written or oral) disclosed by the Company, including but not limited to technical, financial and business information relating to the Company’s products, services, processes, profit or margin information, finances, customers, suppliers, marketing, and future business plans. Consultant will not, either during or subsequent to the term of this Agreement, directly or indirectly divulge to any unauthorized person any information designated as confidential by Company; nor will Consultant disclose to anyone other than a Company employee or use in any way other than in the course of the performance of this Agreement any information regarding Company, including Company’s platforms, technologies, research and development, designs, products, services, finances, marketing plans, and other information not known to the general public whether acquired or developed by Consultant during its performance of this Agreement or obtained from Company employees; nor will Consultant, either during or subsequent to the term of this Agreement, directly or indirectly disclose or publish any such information without prior written authorization from Company to do so. Consultant acknowledges and agrees that all of the foregoing information is proprietary to Company, that such information is a valuable and unique asset of Company, and that disclosure of such information to third parties or unauthorized use of such information would cause substantial and irreparable injury to Company’s ongoing business for which there would be no adequate remedy at law. Accordingly, in the event of any breach or attempted or threatened breach of any of the terms of this Section 8, Consultant agrees that Company shall be entitled to injunctive and other equitable relief without need of posting a bond, and without limiting the applicability of any other remedies.

8.2. Survival. All Confidential Information shall remain the sole property of the Company, and Consultant shall have no rights to the Confidential Information. The obligations of Consultant under this Section 8 shall survive the termination of this Agreement for a period of thirty-six (36) months.

8.3. Return of Information. At any time during the term of this Agreement or after the expiration of this Agreement, upon written request by the Company, Consultant shall return within ten (10) calendar days all originals and copies thereof of any and all Confidential Information. Consultant will return to Company any Company property that has come into Consultant’s possession during the term of this Agreement, when and as requested to do so by Company and in all events upon termination of Consultant’s engagement hereunder. Consultant will not remove any Company property from Company premises without written authorization from Company. The product of all work performed under this Agreement, including reports, drawings, computer programs and designs shall be the property of Company, and Company shall have the sole right to use, sell, license, publish or otherwise disseminate or transfer rights in such work product.

8.4. Exceptions. Notwithstanding the other provisions of this Agreement, nothing received by Consultant shall be considered to be Confidential Information of the Company, if (a) it has been rightfully received by Consultant from a third party without confidentiality limitations; (b) it was known to Consultant prior to its first receipt thereof, as shown by files or other back-up documentation existing at the time of initial disclosure; or (c) it is required to be disclosed in the context of any administrative or judicial proceeding, provided that prior written notice of such required disclosure and an opportunity to oppose or limit disclosure is given to the Company.

8.5. Non-Public Information. Consultant acknowledges that he (i) is aware that the United States securities laws prohibit any person who has material nonpublic information about a company from purchasing or selling securities of such company, or from communicating such information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell such securities, and (ii) is familiar with the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder. Consultant represents that he has not used or caused any third party to use, and agrees not to use or cause any third party to use, any Confidential Information in contravention of the Exchange Act or any such rules and regulations, including without limitation Rules 10b-5 and 14e-3 thereunder. Consultant represents that he has not purchased or sold, or caused any of its affiliates (as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act” and “Affiliates”, respectively) to purchase or sell (including entering into hedging or other derivative transactions based on the Company’s securities), any securities of the Company.

9. Consultant’s Representations, Warranties and Agreements.

9.1. Consultant represents and warrants that: (i) to the best of Consultant’s knowledge, the Materials will not infringe upon the Intellectual Property Rights or other rights of any person or entity; (ii) Consultant is and at all times will remain possessed of all rights necessary to enter into and fully perform all of Consultant’s obligations under this Agreement; (iii) Consultant possesses the requisite skill and experience necessary to fully perform all of Consultant’s obligations under this Agreement; (iv) Consultant’s entering into and fulfilling the obligations of this Agreement does not and will not infringe on the rights of any person or entity; (v) Consultant will make commercially reasonable efforts to diligently and competently perform all services set forth herein; and (vi) he has the legal authority to enter into this Agreement.

9.2. Consultant agrees that he will not transfer, assign, hypothecate, or in any way dispose of any of the Shares, or any right or interest therein, whether voluntarily or by operation of law, or by gift or otherwise, until the expiration of the restrictions set forth in this Agreement. Any purported transfer in violation of any provision of this Agreement shall be void and not effective and shall not operate to transfer any interest or title to the purported transferee.

10. Indemnification. Each party (each an “Indemnitor”) agrees to indemnify, defend and hold harmless the other party and its members, managers, officers, employees, directors, shareholders, agents, representatives, affiliates and their respective successors and assigns (collectively, the “Indemnitee”) from and against all liabilities, actions, losses, obligations, damages and actual reasonable out-of-pocket costs and expenses (including but not limited to actual reasonable out-of-pocket attorneys’ fees) (collectively, “Claims”) arising out of or relating to any third party claim alleging: (i) any breach of any terms, conditions, representations or warranties made by, or obligation of, the Indemnitor in this Agreement, (ii) property damage or personal injury caused by the negligence or willful act or omissions of the Indemnitor, or its employees, agents, officers, or directors, or (iii) unauthorized or illegal acts or omissions by the Indemnitor, or its employees, agents, officers or directors, except to the extent such Claims are directly related to any Indemnitee’s breach of any terms, conditions, agreements, obligations, representations or warranties made in this Agreement or the negligence, fraud or willful misconduct of such Indemnitee. The obligations of the parties in this Section 10 shall survive the termination of this Agreement for a period of twelve (12) months from the date of such termination.

In addition, the Company shall indemnify Consultant, to the maximum extent permitted by applicable law, against all actual reasonable out-of-pocket costs, charges and expenses incurred or sustained by him in connection with any action, suit or proceeding to which he may be made a party by reason of him being an officer of the Company or of any member of the Company Group (collectively, a “Proceeding”). The Company shall advance all Expenses incurred by or on behalf of Consultant in connection with any Proceeding within thirty (30) calendar days after receipt by the Company of a written request from Consultant, subject only to the delivery of a written binding undertaking by Consultant, in such form reasonably requested by the Company, to promptly repay such amounts if it is ultimately determined that Consultant is not entitled to indemnification. The maxim amount of aggregate Expenses that the Company shall be required to advance under this Agreement shall not exceed $75,000. Such statement or statements shall reasonably evidence the Expenses incurred by Consultant including providing detailed invoices from attorneys and other parties (unless an advance retainer (limited to one time), which shall not exceed $10,000) and shall include, be preceded by or accompanied by, as the case may be, the following: (i) a written affirmation of the Indemnitee’s good-faith reasonable determination that he has met the Standard (as defined herein); (ii) an undertaking by or on behalf of the Indemnitee to repay any Expenses advanced if it shall be determined that the Indemnitee did not meet the Standard or that the Indemnitee is not entitled to be indemnified against such Expenses; and (iii) a determination that the facts then known to those making the determination would not preclude indemnification under the Delaware General Corporation Law (the “DGCL”). “Expenses” shall mean all actual reasonable out-of-pocket attorney’s fees (limited to one counsel), retainers, court costs, transcript costs, fees of experts, witness fees, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, or being or preparing to be a witness in a Proceeding. “Standard” shall mean the applicable standard of conduct set forth in Sections 145(a) and (b) of the DGCL. The Indemnitee understands and agrees that the undertaking required by this Section 10 shall be an unlimited general obligation of the Indemnitee.

11. Miscellaneous.

11.1. Notices. Any notice or other document to be given hereunder by any party hereto to any other party hereto shall be in writing and delivered in person or by courier, electronically by facsimile or sent by any express mail service, postage or fees prepaid at the following addresses:

If to Consultant, to: Craig Christensen _____________________ _____________________ Email: craigchristensen21@yahoo.com	If to the Company, to: LiveXLive, Corp. 269 South Beverly Drive, Suite 1450 Beverly Hills, CA 90212 Attention: Robert Ellin, CEO Email: rob@liveone.com and tenia@liveone.com or at such other address or number for a party as shall be specified by like notice. Any notice which is delivered in the manner provided herein shall be deemed to have been duly given to the party to whom it is directed (a) on the day when personally served, including delivery by express mail and overnight courier, and (b) on the business day of confirmed transmission by telecommunications device.

11.2. Entire Agreement. This Agreement, the RSA and the Mutual Nondisclosure Agreement, dated as of April 7, 2026 (the “NDA”), entered into between LiveOne and Consultant, is intended by the parties hereto to be the final expression of their agreement with respect to the subject matter hereof and is the complete and exclusive statement of the terms thereof. The terms of the NDA are incorporated into and made part of this Agreement. In the event that there is any conflict or inconsistency between the terms of this Agreement and the terms of the NDA, the terms of the NDA shall govern. This Agreement, the RSA and the NDA supersede and terminate all prior agreements, arrangements and understandings between or among the Company and Consultant with respect to the subject matter hereof.

11.3. Amendment; Waiver. This Agreement may not be modified, amended or waived in any manner except by an instrument in writing signed by both parties hereto. The waiver by either party of compliance with any provision of this Agreement by the other party shall not operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent breach by such party of a provision of this Agreement.

11.4. Governing Law; Jurisdiction; Arbitration. (a) This Agreement shall be deemed to be made in, and in all respects, shall be interpreted, construed, and governed by and in accordance with, the laws of the State of California, without regard to conflict of laws rules or provisions.

(b) Each of the parties hereby irrevocably and unconditionally submits to the jurisdiction of all state and federal courts sitting in the City of Los Angeles, State of California, the venue of the City of Los Angeles, State of California and all actions and proceedings arising out of or relating to this Agreement that have not been resolved by arbitration pursuant to subparagraph (c) below shall be heard and determined in any state or federal court located in the City of Los Angeles, State of California.

(c) Any dispute between the parties arising out of or relating to this Agreement (including any specific agreements contemplated herein) that cannot be resolved in thirty (30) days through good faith negotiation and discussion among the parties shall be finally settled by arbitration administered by the Los Angeles, California office of JAMS (the “Administrator”) in accordance with its then existing commercial arbitration rules and procedures. The arbitration shall be conducted in the City of Los Angeles, State of California, unless otherwise agreed by the parties in writing. The arbitration shall be conducted in the English language. The arbitration shall be conducted by a single, neutral arbitrator (“Arbitrator”) selected in accordance with the rules of the Administrator. The decision or award of the Arbitrator shall be final, binding and incontestable and may be used as a basis for judgment thereon in any jurisdiction. The arbitration proceeding and all related documents will be confidential, unless disclosure is required by law. The parties hereby expressly agree to waive the right to appeal from the decision of the Arbitrator. Accordingly, there shall be no appeal to any court or other authority (government or private) from the decision of the Arbitrator, and the parties shall not dispute nor question the validity of such decision or award before any regulatory or other authority in any jurisdiction where enforcement action is taken by the party in whose favor the decision or award is rendered, except in the case the decision or award was procured by fraud. The Arbitrator shall, within fifteen (15) calendar days after the conclusion of the arbitration hearing, issue a written award and statement of decision describing the essential findings and conclusions on which the award is based, including the calculation of any damages awarded. Each party shall bear its own costs and attorneys’ fees, and the parties shall equally bear the fees, costs, and expenses of the Administrator, the Arbitrator and the arbitration proceedings; provided, however, that the Arbitrator may exercise discretion to award costs, including reasonable and necessary attorneys’ fees, to the prevailing party. The parties consent and submit to the exclusive personal jurisdiction and venue of any state or federal court located in the City of Los Angeles, State of California, to compel arbitration in accordance with this Agreement, to enforce any arbitration award granted pursuant to this Agreement, including, any award granting equitable or injunctive relief, and to otherwise enforce this Agreement and carry out the intentions of the parties to resolve all disputes, claims or controversies arising under or in connection with this Agreement through arbitration. Notwithstanding the foregoing, nothing in this Section will restrict either party from applying to any court of competent jurisdiction for injunctive relief.

11.5. Limitation of Damages. IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR ANY INCIDENTAL, INDIRECT, EXEMPLARY, SPECIAL, PUNITIVE OR CONSEQUENTIAL DAMAGES, UNDER ANY CIRCUMSTANCES, INCLUDING, BUT NOT LIMITED TO: LOST PROFITS, REVENUE OR SAVINGS; EVEN IF SUCH PARTY HAS BEEN ADVISED OF, KNEW, OR SHOULD HAVE KNOWN, OF THE POSSIBILITY THEREOF; PROVIDED, HOWEVER, THAT THIS EXCLUSION SHALL NOT APPLY TO ANY DAMAGES RESULTING FROM THE GROSS NEGLIGENCE, FRAUD OR WILLFUL MISCONDUCT OF COMPANY, CONSULTANT, OR ANY OF THEIR RESPECTIVE AFFILIATES, MEMBERS, MANAGERS, OFFICERS, EMPLOYEES, DIRECTORS, SHAREHOLDERS, AGENTS, REPRESENTATIVES, AFFILIATES AND THEIR RESPECTIVE SUCCESSORS AND ASSIGNS. NOTWITHSTANDING ANYTHING IN THIS AGREEMENT TO THE CONTRARY, COMPANY’S AGGREGATE CUMULATIVE LIABILITY HEREUNDER, WHETHER IN CONTRACT, TORT, NEGLIGENCE, MISREPRESENTATION, STRICT LIABILITY OR OTHERWISE, SHALL NOT EXCEED AN AMOUNT EQUAL TO FIVE (5) WEEKS OF CASH FEES DUE UNDER SECTION 2 OF THIS AGREEMENT AND THE VALUE OF ANY SHARES VESTED UNDER SECTION 2 OF THIS AGREEMENT CALCULATED AS OF THE DATE OF THIS AGREEMENT; PROVIDED THAT SUCH LIMITATION SHALL NOT APPLY WITH RESPECT TO THE COMPANY’S INDEMNIFICATION OBLIGATIONS HEREUNDER IF REQUIRED UNDER SECTION 10 OF THIS AGREEMENT. CONSULTANT ACKNOWLEDGES THAT THE COMPENSATION PAID BY IT UNDER THIS AGREEMENT REFLECTS THE ALLOCATION OF RISK SET FORTH IN THIS AGREEMENT AND THAT COMPANY WOULD NOT ENTER INTO THIS AGREEMENT WITHOUT THESE LIMITATIONS ON ITS LIABILITY. THIS PARAGRAPH SHALL NOT APPLY TO CONSULTANT WITH RESPECT TO A BREACH OF CONSULTANT’S CONFIDENTIALITY OBLIGATIONS HEREUNDER OR UNDER THE NDA (AS DEFINED ABOVE) OR CONSULTANT’S OBLIGATIONS UNDER SECTION 6 OF THIS AGREEMENT. NOTWITHSTANDING ANYTHING TO THE CONTRARY HEREIN, CONSULTANT’S AGGREGATE LIABILITY UNDER THIS AGREEMENT SHALL NOT EXCEED THE TOTAL FEES (CASH AND EQUITY) ACTUALLY PAID TO CONSULTANT UNDER THIS AGREEMENT, EXCEPT IN THE CASE OF GROSS NEGLIGENCE, FRAUD, WILLFUL MISCONDUCT OR BREACH OF CONFIDENTIALITY OBLIGATIONS.

11.6. Scope of Agreement. This Agreement shall bind and inure to the benefit of the Company and its successors and assigns and of Consultant and his successors. Neither party may assign or delegate this Agreement or any of his, her or its rights or obligations under this Agreement without the prior written consent of the other party, except that the Company may assign or delegate this Agreement and any of its rights and obligations hereunder to any successor (whether direct or indirect, whether by purchase, merger, consolidation, operation of law, or otherwise) to all or substantially all of the business or assets of the Company.

11.7. No Conflicts. Consultant represents and warrants to the Company that, at all times during the term of this Agreement, Consultant’s performance of the services contemplated by this Agreement shall not conflict with any undisclosed agreement, commitment or obligation on the part of Consultant to any employer or other third party.

11.8. Severability. In the event that any of the provisions of this Agreement are held to be unenforceable or invalid by any court of competent jurisdiction, the validity and enforceability of the remaining provisions shall not be affected thereby.

11.9. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

11.10. Authority. Each party represents that such party has the legal right, power, authority, and capacity to enter into this Agreement, the Notice of Grant, and the Restricted Stock Agreement and to perform such party’s obligations thereunder and each of the foregoing documents is legally enforceable in accordance with their terms.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on the day and year first written above.

LiveXLive, Corp.

By:	/s/ Robert S. Ellin
Name:	Robert S. Ellin
Title:	CEO

Craig Christensen

/s/ Craig Christensen
(signature)

EXHIBIT A

Description of Consulting Services

●	Serve as the Interim Chief Financial Officer of LiveOne, Inc. (“LiveOne”), PodcastOne, Inc., a majority owned subsidiary of LiveOne (“PodcastOne”), and if requested by the Company, any other subsidiary of LiveOne or PodcastOne, in each case in a consultant capacity and not be an employee of LiveOne, PodcastOne or any such subsidiary, in each reporting to Robert Ellin and the Board of Directors and Audit Committee of each of LiveOne and PodcastOne, as applicable, and such other persons as the Company shall designate, with customary Chief Financial Officer authority and responsibilities; and

●	Provide such other services as the Company shall reasonably request.

EXHIBIT B

Restricted Stock Agreement

[see attached]

[See Exhibit 10.2 to this Current Report on Form 8-K]

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